Exhibit 10.29

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of ___________, 2006 between Ameriprise Financial, Inc. a Delaware corporation (the “Company”), and _________________ (“Indemnitee”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is essential to the Company to retain and attract the most capable persons available; and

A.                                   WHEREAS, the substantial increase in corporate litigation subjects directors and officers to expensive litigation risks at the same time that the availability of and coverage provided by directors’ and officers’ liability insurance has become uncertain; and

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons of increased certainty of indemnification protections; and

B.                                     WHEREAS, it is now and has been the express policy of the Company to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and

WHEREAS, the Company does not regard the protection available to Indemnitee as adequate in the present circumstances, and realizes that Indemnitee may not be willing to serve as a director or officer without adequate protection, and the Company desires Indemnitee to serve in such a capacity; and

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors, officers, or in other capacities unless they are provided with adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

WHEREAS, the General Corporation Law of the State of Delaware (“DGCL”) and the By-laws expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and its directors and officers with respect to indemnification; and

WHEREAS, this Agreement is a supplement to and in furtherance of the By-laws of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, the uncertainties relating to directors’ and officers’ liability insurance and to indemnification have increased the difficulty of attracting and retaining such qualified persons to serve as directors and officers of the Company;

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director or officer after the date hereof, the parties hereto agree as follows:

1.                                       Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)                                  Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his or her Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), including judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her, or on his or her behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b)                                 Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his or her Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall determine that such indemnification may be made; provided further, further, that in no event shall Indemnitee be indemnified against Expenses not allowable under applicable law.

(c)                                  Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter.

2.                                       Contribution.

(a)                                  If Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute the amount of Expenses actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all its officers, directors or employees, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) from the transaction from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all its officers, directors or employees, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) in connection with the events that resulted in such Expenses, as well as any other equitable considerations which the Law may require. The relative fault of the Company and all its officers, directors or employees, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct is active or passive.

(b)                                 To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, the Company, in lieu of indemnifying Indemnitee, may contribute to the amount of Expenses incurred by Indemnitee in connection with a claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

3.                                       Indemnification for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

4.                                       Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by an undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses.

5.                                       Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the Delaware General Corporation Law and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)                                  Written Request. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing of the request.

(b)                                 Method of Determination. Upon such written request by Indemnitee for indemnification pursuant to Section 5(a), a determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following four methods, which shall be at the election of the Board:  (1) by a majority vote of the Disinterested Directors, as defined herein, even though less than a quorum, or by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (2) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel, as defined herein, in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (3) if so directed by the Board, by the stockholders of the Company; provided, however, in the event of a Potential Change of Control, as defined herein, or a Change of Control, as defined below, or within two (2) months after a Change of Control, Independent Counsel shall make such determination rather than the Board.

(c)                                  Change in  Control. A “Change in Control” shall be deemed to occur, after the date of this Agreement, upon the earliest of any of the following events:

(i)  Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities;

(ii)  Change in Board. During any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in this Section 5(c)), whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a least a majority of the members of the Board;

(iii)  Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the governing board of such surviving entity;

(iv)  Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v)  Other Events. Regardless whether the Company is then subject to such a reporting requirement, there occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

For purposes of this Section 5(c), the following terms shall have the following meanings:

(A)                              “Person” shall mean any natural person, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority or other entity; provided, however, that Person shall exclude (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(B)                                “Beneficial Owner” shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

(d)                                 Selection of Independent Counsel. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b)

hereof, the Independent Counsel shall be selected by the Disinterested Directors (or a committee thereof) as provided in Section 5(b) or if there are no Disinterested Directors, by the Board. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Section 13(e) of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5(b) hereof.

(e)                                  Presumptions in Favor of Indemnitee. In making a determination with respect to entitlement to indemnification hereunder, the persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement and that Indemnitee has at all times acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. Anyone, including the Company, seeking to overcome this presumption shall have the burden of proof. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination of entitlement to indemnification pursuant to this Agreement prior to the commencement of any action, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(f)                                    Prompt Determination of Entitlement. If the persons or entity empowered or selected to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent: (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time if the persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto;

(g)                                 Cooperation. Indemnitee shall cooperate with the persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.

(h)                                 Termination of Proceeding. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

6.                                       Remedies of Indemnitee.

(a)                                  In the event that: (i) a determination is made pursuant to this Agreement that Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses is not timely made pursuant to this Agreement; (iii) no determination of entitlement to indemnification is made pursuant to this Agreement within thirty (30) days after receipt by the Company of the request for indemnification (as such period may be extended pursuant to Section 5(f)) ; (iv) payment of indemnification is not made pursuant to this Agreement within thirty (30) days after receipt by the Company of a written request; or (v) payment of indemnification is not made within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification.

(b)                                 In the event that a determination has been made pursuant to this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding regarding an Indemnitee’s entitlement shall be conducted as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the prior adverse determination.

7.                                       Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)                                  The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the certificate of incorporation of the Company, the By-laws, any agreement, a vote of stockholders, a resolution of directors or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his or her Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the Delaware General Corporation Law, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)                                 To the extent the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of an Enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies with no less coverage than any other individual receives under the Company’s policy or policies. The Company shall maintain such insurance for Indemnitee for two years post-termination at the same level as it then maintains for its then current directors and officers. The Company shall give prompt notice of the commencement of a Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take reasonable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(c)                                  In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)                                 The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of an Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such Enterprise.

8.                                       Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)                                  for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company or any Enterprise within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law;

(b)                                 where it is determined by final adjudication that the liability imposed upon Indemnitee was the result of Indemnitee’s actual improper receipt of a personal benefit or profit or of Indemnitee’s deliberate dishonesty to the Company; or

(c)                                  in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless: (i) the Board of Directors of the Company authorized the Proceeding, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law, or (iii) as provided in the By-Laws.

9.                                       Joint Representation and Selection of Counsel. In the event the Company shall be obligated hereunder to pay an Indemnitee’s Expenses, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee (which approval shall not be unreasonably withheld). The Company and Indemnitee shall be jointly represented until such time as Indemnitee reasonably concludes that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense. Notwithstanding this provision, Indemnitee retains the right to employ separate counsel, wholly at Indemnitee’s own expense, in any such proceeding in addition to or in place of any counsel retained by the Company on behalf of Indemnitee.

10.                                 Duration of Agreement. All agreements and obligations of the Company contained herein, including advancement of expenses, shall continue past Indemnitee’s time of service to the Company or an Enterprise, and shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

11.                                 Security. To the extent requested by Indemnitee and approved by the Board of Directors of the Company, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee. In the event of a Potential Change in Control, as defined herein, or a Change in Control, the Company shall, promptly upon written request by Indemnitee, create a Trust for the benefit of Indemnitee and from time to time, upon written request by or on behalf of Indemnitee to the Company, shall fund such Trust in an amount, as set forth in such request, sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with an indemnifiable event. The terms of the Trust shall provide that upon a Change in Control: (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (ii) the Trustee shall advance, within ten (10) business days of a request by

Indemnitee, any and all Expenses to Indemnitee, not advanced directly by the Company to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the circumstances under which Indemnitee would be required to reimburse the Company under this Agreement); (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above; (iv) the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such Trust shall revert to the Company upon a final determination that Indemnitee has been fully indemnified under the terms of this Agreement. Nothing in this Section 11 shall relieve the Company of any of its obligations under this Agreement. A Potential Change in Control shall be deemed to have occurred if: (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) the Company or any person publicly announces an intention to take or to begin taking actions which if completed would constitute a Change in Control; or (iii) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

12.                                 Enforcement.

(a)                                  The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b)                                 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

13.                                 Definitions. For purposes of this Agreement:

(a)                                  “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other Enterprise that such person is or was serving at the request of the Company. Indemnitee’s service to an Enterprise at the request of the Company is expressly deemed to be included within an Indemnitee’s Corporate Status. Indemnitee’s service as a director, officer, employee, agent or fiduciary to any of the following Enterprises shall be deemed to be at the express written request of the Company:  any direct or indirect subsidiary of the Company, any entity for which the Company accounts on the equity method, any special purpose entity or variable interest entity of the Company, and any investment company as to which an affiliate of the Company serves as investment advisor.

(b)                                 “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c)                                  “Enterprise” shall mean the Company and any other corporation, partnership, direct or indirect subsidiary, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary. Enterprise shall also include, but is not limited to, entities for which the Company accounts on the equity method, special purpose entities, variable interest entities, and investment companies as to which an affiliate of the Company serves as investment advisor.

(d)                                 “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, appeal costs and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding. Expenses shall also include judgments, penalties  or fines against Indemnitee and amounts paid in settlement by Indemnitee (only if such settlement is approved by the Company, which approval shall not be unreasonably withheld) of any claim relating to a Proceeding. In addition, Expenses shall include the incremental personal income taxes (whether federal, state, local or foreign) actually paid or payable by Indemnitee, together with any interest or penalties thereon, by virtue of the receipt of indemnification payments under this Agreement.

(e)                                  “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person (i) who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement or (ii) who, or whose firm, represented a third party that was adverse to the Company, or any affiliate of the Company, or Indemnitee within the preceding twelve months. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel.

(f)                                    “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact of Indemnitee’s past or present Corporate Status, by reason of any action taken by him or her or of any inaction on his or her part while acting as an officer or director of the Company or any Enterprise, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another Enterprise, in each case whether or not he or she is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement, including one pending on or before the date of this Agreement, but excluding one initiated by an

Indemnitee pursuant to Section 6 of this Agreement to enforce his or her rights under this Agreement.

14.                                 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15.                                 Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.                                 Notice. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise, unless and only to the extent that such failure or delay materially prejudices the Company. All communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Indemnitee at the address set forth below Indemnitee’s signature hereto, and to the Company at:

Ameriprise Financial, Inc.

55 Ameriprise Financial Center

Minneapolis, MN  55474

Attention: General Counsel

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

17.                                 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.                                 Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19.                                 No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee, if an employee of the Company or any Enterprise, any right to be retained in the employ of the Company or any Enterprise.

20.                                 Governing Law. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

AMERIPRISE FINANCIAL, INC.

By
Its

INDEMNITEE

Address of Indemnitee:

Signature Page to Indemnification Agreement with Ameriprise Financial, Inc.